Exhibit 99.1
Fortrea Reports Second Quarter 2024 Results
For the three months ended June 30, 2024, from continuing operations:

•Revenues of $662.4 million
•GAAP net loss of $(99.3) million
•Adjusted EBITDA of $55.2 million
•GAAP and adjusted loss per share of $(1.11) and $(0.03), respectively
•Book-to-bill ratio of 0.96x, resulting in 1.16x book-to-bill for the trailing 12 months
•Completed divestiture of assets relating to the Endpoint Clinical and Patient Access businesses
•Debt paydown of $504 million in the quarter using initial divestiture and securitization proceeds
•Revised full-year guidance

DURHAM, N.C., August 12, 2024— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (“CRO”), today reported financial results for the second quarter ended June 30, 2024.
“Fortrea continues to make progress with customers and our business, which is not reflected in the headline numbers,” said Tom Pike, chairman and CEO of Fortrea. “We won some important opportunities this quarter. We have increased our focus as an innovative, global pure-play clinical services organization. We have now exited 60 percent of our Transition Services Agreement and are making good progress on the most difficult part, the IT systems, and managing the related one-time costs. We have reduced our debt. We have our margin improvement actions in focus. We are transforming. I’m confident we’re headed in the right direction to deliver value for all our stakeholders, delivering solutions that bring new treatments to patients faster.”
All commentary in this press release relates to continuing operations unless otherwise noted.
Second Quarter 2024 Financial Results
Revenue for the second quarter was $662.4 million, compared to $725.1 million in the second quarter of 2023.
Second quarter GAAP net loss was $(99.3) million and diluted loss per share was $(1.11) compared to second quarter of 2023 GAAP net income of $25.0 million and diluted earnings per share of $0.28. Second quarter adjusted EBITDA was $55.2 million, compared to second quarter of 2023 adjusted EBITDA of $71.9 million. Adjusted EBITDA increased sequentially by 103.7% in the quarter.
Backlog as of June 30, 2024, was $7.366 billion, and the book-to-bill ratio for the quarter was 0.96x.
First Half 2024 Financial Results
Revenue for the first half was $1,324.5 million, compared to $1,419.0 million in the first half of 2023.
First half GAAP net loss was $(179.1) million and diluted loss per share was $(2.01) compared to first half of 2023 GAAP net income of $33.0 million and diluted earnings per share of $0.37. First half adjusted EBITDA was $82.3 million, compared to first half 2023 adjusted EBITDA of $118.7 million.

The Company’s cash and cash equivalents were $126.2 million, and gross debt was $1,142.0 million on June 30, 2024. Operating cash flow for the six months ended June 30, 2024, was $248.1 million, and free cash flow was $227.6 million.
Full-Year 2024 Guidance
For the full year 2024, the Company is revising its revenue guidance to a range of $2,700 million to $2,750 million and adjusted EBITDA guidance to a range of $220 million to $240 million. The reduction in revenue is primarily due to lower pass-through revenues and, to a lesser extent, lower service-fee revenues in the second half as a result of lower net new business in the first half of 2024. The update to the adjusted EBITDA range is driven by the lower service-fee revenues. The guidance assumes foreign currency exchange rates as of December 31, 2023, remain in effect for the forecast period and has been updated to reflect revised anticipated performance.
Earnings Call and Replay
Fortrea will host its quarterly conference call on Monday, August 12, 2024, at 9:00 am ET to review its second quarter performance. The conference can be accessed through the Fortrea Investor Relations website or the following earnings webcast link. To avoid potential delays, please join at least 10 minutes prior to the start of the call. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Fortrea Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2024 financial guidance, exiting the remainder of the Transition Services Agreements and realizing the benefits of our margin improvement actions. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: if the Company does not realize some or all of the benefits expected to result from the spin-off of the Company (the “Spin”) from Laboratory Corporation of America Holdings (“Labcorp”), or if such benefits are delayed; risks and consequences that are a result of the Spin; the impacts of becoming an independent public company; the Company’s reliance on Labcorp to provide financial reporting and other financial and accounting information for periods prior to the Spin through the end of the relevant transition agreements, as well as IT, accounting, finance, legal, human resources, and other services critical to the Company’s businesses; the Company’s dependence on third parties generally to provide services critical to the Company’s businesses throughout the transition period and beyond; the establishment of the Company’s accounting, enterprise resource planning, and other management systems post the transition period, which could cost more or take longer than anticipated; the impact of the rebranding of the Company; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; the Company’s realize the full benefits from the divestiture of Endpoint Clinical and Fortrea Patient Access businesses; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K), as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$662.4	$725.1	$1,324.5	$1,419.0
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $0 and $0 during the three and six months ended June 30, 2024 and $27.0 and $48.8 during the three and six months ended June 30, 2023, respectively)	525.3	568.7	1,079.5	1,110.2
Selling, general and administrative expenses, exclusive of depreciation and amortization	156.2	97.8	276.3	214.6
Depreciation and amortization	21.4	23.4	43.3	44.3
Restructuring and other charges	10.4	3.6	13.7	4.2
Total costs and expenses	713.3	693.5	1,412.8	1,373.3
Operating income (loss)	(50.9)	31.6	(88.3)	45.7
Other income (expense):
Interest expense	(45.2)	(0.7)	(79.5)	(0.6)
Foreign exchange gain (loss)	(1.5)	5.2	(6.8)	—
Other, net	9.0	0.5	10.3	1.0
Income (loss) from continuing operations before income taxes	(88.6)	36.6	(164.3)	46.1
Provision for income taxes	10.7	11.6	14.8	13.1
Income (loss) from continuing operations	(99.3)	25.0	(179.1)	33.0
Income (loss) from discontinued operations, net of tax	(39.1)	5.8	(60.3)	10.3
Net income (loss)	$(138.4)	$30.8	(239.4)	$43.3

Earnings (loss) per common share
Basic earnings (loss) per share from continuing operations	$(1.11)	$0.28	$(2.01)	$0.37
Basic earnings (loss) per share from discontinued operations	(0.44)	0.07	(0.68)	0.12
Basic earnings (loss) per share	$(1.55)	$0.35	$(2.69)	$0.49

Diluted earnings (loss) per share from continuing operations	$(1.11)	$0.28	$(2.01)	$0.37
Diluted earnings (loss) per share from discontinued operations	(0.44)	0.07	(0.68)	0.12
Diluted earnings (loss) per share	$(1.55)	$0.35	$(2.69)	$0.49

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$126.2	$108.6
Accounts receivable and unbilled services, net	637.9	988.5
Prepaid expenses and other	123.6	84.6
Current assets of discontinued operations	—	69.1
Total current assets	887.7	1,250.8
Property, plant and equipment, net	173.1	172.6
Goodwill, net	1,725.7	1,739.4
Intangible assets, net	691.9	728.1
Deferred income taxes	3.2	3.2
Other assets, net	83.8	69.7
Long-term assets of discontinued operations	—	368.8
Total assets	$3,565.4	$4,332.6
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$144.2	$132.9
Accrued expenses and other current liabilities	343.3	335.5
Unearned revenue	248.0	214.2
Current portion of long-term debt	—	26.1
Short-term operating lease liabilities	13.5	17.2
Current liabilities of discontinued operations	—	52.5
Total current liabilities	749.0	778.4
Long-term debt, less current portion	1,123.8	1,565.9
Operating lease liabilities	65.8	62.8
Deferred income taxes and other tax liabilities	136.1	147.7
Other liabilities	29.6	32.1
Long-term liabilities of discontinued operations	—	31.6
Total liabilities	2,104.3	2,618.5
Commitments and contingent liabilities
Equity
Common stock, 89.5 and 88.8 shares outstanding at June 30, 2024 and December 31, 2023, respectively	0.1	0.1
Additional paid-in capital	2,017.9	1,998.0
Accumulated deficit	(307.9)	(68.5)
Accumulated other comprehensive loss	(249.0)	(215.5)
Total equity	1,461.1	1,714.1
Total liabilities and equity	$3,565.4	$4,332.6

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions) (unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(239.4)	$43.3
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	44.9	48.6
Stock compensation	30.1	16.1
Operating lease right-of-use asset expense	11.9	14.3
Goodwill and other asset impairments	24.0	—
Deferred income taxes	(11.6)	(4.5)
Loss on sale of business	23.2	—
Write-off of debt issuance costs	12.2	—
Other, net	(7.8)	6.5
Changes in assets and liabilities:
Decrease in accounts receivable and unbilled services, net	359.4	11.4
Increase in prepaid expenses and other	(11.7)	(17.2)
Increase in accounts payable	13.0	19.9
Increase (decrease) in deferred revenue	34.2	(5.5)
(Decrease) increase in accrued expenses and other	(34.3)	15.2
Net cash provided by operating activities	248.1	148.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20.5)	(25.8)
Proceeds from sale of business, net	276.6	—
Proceeds from sale of assets	0.1	0.3
Net cash provided by (used for) investing activities	256.2	(25.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	474.5	—
Payments on revolving credit facilities	(474.5)	—
Proceeds from term loans	—	1,061.4
Proceeds from issuance of senior notes	—	570.0
Debt issuance costs	—	(26.4)
Principal payments of long-term debt	(482.7)	—
Special payment to Former Parent	—	(1,595.0)
Net transfers to Former Parent	—	(135.4)
Net cash used for financing activities	(482.7)	(125.4)
Effect of exchange rate changes on cash and cash equivalents	(4.0)	1.3
Net change in cash and cash equivalents	17.6	(1.5)
Cash and cash equivalents at beginning of period	108.6	110.4
Cash and cash equivalents at end of period	$126.2	$108.9

The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated and combined statements of cash flows.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(Unaudited)

	Trailing Twelve Months Ended June 30, 2024	Three Months Ended June 30,		Six Months Ended June 30,
		2024	2023	2024	2023
Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations	$(243.8)	$(99.3)	$25.0	$(179.1)	$33.0
Provision for income taxes	2.9	10.7	11.6	14.8	13.1
Interest expense, net	148.6	45.2	0.7	79.5	0.6
Foreign exchange gain (loss)	6.5	1.5	(5.2)	6.8	—
Depreciation and amortization (a)	88.3	21.4	23.4	43.3	44.3
Restructuring and other charges (b)	34.0	11.0	3.6	14.4	4.2
Stock based compensation	54.2	15.4	8.8	28.9	15.1
Disposition-related costs (c)	1.4	1.4	—	1.4	—
One-time spin related costs (d)	102.2	53.9	—	70.9	—
Customer matter (e)	13.0	0.4	—	4.3	—
Enabling Services Segment costs not included in discontinued operations (f)	17.8	2.5	4.2	7.3	8.7
Other (g)	(15.7)	(8.9)	(0.2)	(10.2)	(0.3)
Adjusted EBITDA from continuing operations	$209.4	$55.2	$71.9	$82.3	$118.7
(a) Amortization represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(f) These adjustments remove the impact of the Enabling Services Segment, which the Company sold in the second quarter of 2024.
(g) Includes the recognition of a contingent consideration payment on a sale of a facility recorded in the second quarter of 2024 and income related to services provided under the Transition Services Agreements.

FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted net income (loss) from continuing operations:
Net income (loss) from continuing operations	$(99.3)	$25.0	$(179.1)	$33.0
Foreign exchange (gain)/loss	1.5	(5.2)	6.8	—
Amortization (a)	15.1	15.4	30.4	30.4
Restructuring and other charges (b)	11.0	3.6	14.4	4.2
Stock based compensation	15.4	8.8	28.9	15.1
Disposition-related costs (c)	1.4	—	1.4	—
One-time spin related costs (d)	53.9	—	70.9	—
Customer matter (e)	0.4	—	4.3	—
Enabling Services Segment costs not included in discontinued operations (f)	2.5	4.2	7.3	8.7
Other (g)	(8.9)	(0.2)	(10.2)	(0.3)
Income tax impact of adjustments (h)	4.7	(5.5)	17.7	(12.0)
Adjusted net income (loss) from continuing operations	$(2.3)	$46.1	$(7.2)	$79.1

Basic shares	89.4	88.8	89.3	88.8
Diluted shares	89.4	88.8	89.3	88.8
Adjusted basic EPS from continuing operations	$(0.03)	$0.52	$(0.08)	$0.89
Adjusted diluted EPS from continuing operations	$(0.03)	$0.52	$(0.08)	$0.89
(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the Transition Services Agreement with former parent.
(e) As part of working with a customer, the Company has agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(f) These adjustments remove the impact of the Enabling Services Segment, which the Company sold in the second quarter of 2024.
(g) Includes the recognition of a contingent consideration payment on a sale of a facility recorded in the second quarter of 2024 and income related to services provided under the Transition Services Agreements.
(h) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS, INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Six Months Ended June 30, 2024
Net cash provided by operating activities	$248.1
Capital expenditures	(20.5)
Free cash flow	$227.6
The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated and combined statements of cash flows.